Exhibit 99.1

TEAM, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

On August 14, 2022, Team, Inc. (the “Company”) entered into that certain Equity Purchase Agreement (the “Sale Agreement”) with Baker Hughes Holdings LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer acquired all of the issued and outstanding equity interests of a wholly-owned subsidiary of the Company, TQ Acquisition, Inc., a Texas corporation (“TQ Acquisition”) (the “Transaction”). On November 1, 2022 and in accordance with the Sale Agreement, the Company completed the Transaction.

The following unaudited pro forma condensed consolidated statement of operations of the Company is derived from the Company’s historical consolidated financial statements and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2022 and 2021.

The unaudited condensed consolidated statement of operations and accompanying notes reflect the impact of the Transaction as if it had occurred on January 1, 2022.

The unaudited pro forma condensed consolidated statement of operations has been presented for the informational purposes only and is not indicative of any future results of operations or the results that might have occurred if the Transaction had actually been completed on the indicated dates. The unaudited pro forma condensed consolidated statement of operations is based on management’s estimate of the effects on the financial statements of the Transaction. Pro forma adjustments are based on currently available information, historical results and certain assumptions that management believes are reasonable and described in the accompanying notes.

TEAM, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2022

(unaudited, in thousands, except per share data)

	Historical	Sale of TQ Acquisition (1)	Pro Forma Adjustments		Pro Forma
Revenues	$941,626	$101,418	$—		$840,208
Operating expenses	683,641	45,044	—		638,597

Gross margin	257,985	56,374	—		201,611
Selling, general and administrative expenses	273,627	32,230			241,397
Restructuring	16				16

Operating income (loss)	(15,658)	24,144	—		(39,802)
Interest income (expense)	(85,160)	(108)	35,450	(2)	(49,602)
Loss on debt extinguishment	(30,083)		(4,056)	(3)	(34,139)
Gain on sale of TQ Acquisition	—	—	202,174	(4)	202,174
Othre income (expense)	3,766	(4,390)	—		8,156

Income (loss) before income taxes	(127,135)	19,646	233,567		86,786
Provision for income taxes	(6,136)	(2,831)	(861)	(5)	(4,166)

Net income (loss) from continuing operations	(133,271)	16,815	232,706		82,620
Income from discontinued operations	203,351		(203,351)	(6)	—

Net income	$70,080	$16,815	$29,355		$82,620

Income (loss) per common share:
Basic and dilluted	$16.74	$4.02	$7.01		$19.73
Weighted-average number of shares outstanding:
Basic and dilluted	4,187	4,187	4,187		4,187

1	Represents carving out historical income statement amounts associated with TQ Acquisition.
2

This amount consists of (a) $36,835 - a reduction of interest expense and amortization of debt issuance cost and debt discount after sale proceeds were applied to pay off a portion of debt at 1/1/2022 calculated as 95.3% of the actual interest expense (95.3% is calculated as a proportion of the debt payoff assumed at January 1, 2022) and (b) $1,385 - additional interest incurred after the sale of TQ Acquisition. Additional interest is estimated assuming additional borrowings on the revolver will be required to replace monthly cash sweeps from TQ Acquisition (average monthly interest rates on the revolvers are used).

3

This amount consists of (a) $34,139 - a write off of unamortized balances of debt issuance cost and debt discount after paying off a portion of debt at 1/1/2022 calculated as 95.3% of the actual balances (95.3% is calculated as a proportion of the debt payoff assumed at January 1, 2022) and (b) ($30,083) - a reversal of the actual loss on debt extinguishment recorded at 11/2/2022.

4	This adjustment represents a proforma gain on sale of TQ Acquisition assumed at 1/1/2022 calculated as follows:

Base purchase price	$280,000
Quest estimated cash at close	9,619
Net indebtedness	(9,014)
Estimated Quest IC	(2,190)
Working capital adjustment	577

Initial purchase price	$278,992

Assets	81,036
Liabilities	(14,337)

Net assets disposed of	66,699
Adjustment for transaction cost	(7,327)
Working capital and other adjustments	(2,792)

Proforma gain on disposal	$202,174

5	This adjustment represents a tax impact on the sale of TQ Acquisition.
6	This adjustment represents a reversal of the actual gain on sale of TQ Acquisition booked at 11/1/2022.